                                                                    EXHIBIT 10.2


================================================================================


                                   $40,000,000

                              DEMAND LOAN AGREEMENT

                                      among

                      BLUESTAR COMMUNICATIONS GROUP, INC.,
                                  as Borrower,

                                       and

                      BEAR STEARNS CORPORATE LENDING INC.,
                                    as Lender

                            Dated as of June 15, 2000


================================================================================


                                                          TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----

SECTION 1.  DEFINITIONS...........................................................................................1
         1.1  Defined Terms.......................................................................................1
         1.2  Other Definitional Provisions.......................................................................9

SECTION 2.  AMOUNT AND TERMS OF DEMAND FACILITY..................................................................10
         2.1  Demand Facility....................................................................................10
         2.2  Procedure for Loan Borrowing.......................................................................10
         2.3  Repayment of Loans.................................................................................10
         2.4  Undrawn Facility Fees..............................................................................10
         2.5  Cash Collateral Account............................................................................10

SECTION 3.  GENERAL PROVISIONS APPLICABLE TO LOANS...............................................................11
         3.1  Optional Prepayments...............................................................................11
         3.2  Conversion and Continuation Options................................................................11
         3.3  Interest Rates and Payment Dates...................................................................11
         3.4  Computation of Interest and Fees...................................................................12
         3.5  Inability to Determine Interest Rate...............................................................12
         3.6  Payments...........................................................................................12
         3.7  Taxes..............................................................................................13
         3.8  Indemnity..........................................................................................13
         3.9  Evidence of Debt...................................................................................14

SECTION 4.  REPRESENTATIONS AND WARRANTIES.......................................................................14
         4.1  Financial Condition................................................................................14
         4.2  No Change..........................................................................................15
         4.3  Corporate Existence; Compliance with Law...........................................................15
         4.4  Corporate Power; Authorization; Enforceable Obligations............................................15
         4.5  No Legal Bar.......................................................................................15
         4.6  Litigation.........................................................................................15
         4.7  No Default.........................................................................................16
         4.8  Ownership of Property; Liens.......................................................................16
         4.9  Intellectual Property..............................................................................16
         4.10  Taxes.............................................................................................16
         4.11  Federal Regulations...............................................................................16
         4.12  ERISA.............................................................................................16
         4.13  Investment Company Act; Other Regulations.........................................................17
         4.14  Subsidiaries......................................................................................17
         4.15  Use of Proceeds...................................................................................17
         4.16  Environmental Matters.............................................................................17
         4.17  Accuracy of Information, etc......................................................................18
         4.18  Security Documents................................................................................18
         4.19  Solvency..........................................................................................18
         4.20  Certain Documents.................................................................................19
         4.21  BlueStar Networks of Virginia, Inc................................................................19
         4.22  Post-Closing Requirements.........................................................................19

SECTION 5.  CONDITIONS PRECEDENT.................................................................................19
         5.1  Conditions to Initial Extension of Credit..........................................................19
         5.2  Conditions to Each Extension of Credit.............................................................21

SECTION 6.  AFFIRMATIVE COVENANTS................................................................................21
         6.1  Financial Statements...............................................................................22
         6.2  Certificates; Other Information....................................................................22
         6.3  Payment of Obligations.............................................................................23
         6.4  Maintenance of Existence; Compliance...............................................................23
         6.5  Maintenance of Property; Insurance.................................................................24
         6.6  Inspection of Property; Books and Records; Discussions.............................................24
         6.7  Notices............................................................................................24
         6.8  Environmental Laws.................................................................................24
         6.9  Additional Collateral, etc.........................................................................25
         6.10 BlueStar Networks, Inc.............................................................................25
         6.11 BlueStar Communications of the Southeast, Inc......................................................25

SECTION 7.  NEGATIVE COVENANTS...................................................................................25
         7.1  Merger Agreement Covenants.........................................................................26
         7.2  Fundamental Changes................................................................................26
         7.3  Optional Payments and Modifications of Certain Debt Instruments....................................26
         7.4  Transactions with Affiliates.......................................................................26
         7.5  Negative Pledge Clauses............................................................................26
         7.6  Amendments to Merger Agreement.....................................................................26
         7.7  Cash and Cash Equivalents..........................................................................26
         7.8  BlueStar Networks of Virginia, Inc.................................................................27

SECTION 8.  MISCELLANEOUS........................................................................................27
         8.1  Amendments and Waivers.............................................................................27
         8.2  Notices............................................................................................27
         8.3  No Waiver; Cumulative Remedies.....................................................................27
         8.4  Survival of Representations and Warranties.........................................................28
         8.5  Payment of Expenses and Taxes......................................................................28
         8.6  Successors and Assigns; Participations and Assignments.............................................29
         8.7  Set-off............................................................................................29
         8.8  Counterparts.......................................................................................30
         8.9  Severability.......................................................................................30
         8.10  Integration.......................................................................................30
         8.11  GOVERNING LAWS....................................................................................30
         8.12  Submission To Jurisdiction; Waivers...............................................................30
         8.13  Acknowledgments...................................................................................31
         8.14  Releases of Guarantees and Liens..................................................................31
         8.15  Confidentiality.  ................................................................................31
         8.16  WAIVERS OF JURY TRIAL.  ..........................................................................31

SCHEDULES:
---------

4.4                   Consents, Authorizations, Filings and Notices
4.14                  Subsidiaries
4.18                  UCC Filing Jurisdictions


EXHIBITS:
--------

A                     Form of Guarantee and Collateral Agreement
B                     Form of Closing Certificate
C                     Form of Borrowing Notice
D-1                   Form of Deposit Account Control Agreement (Bear, Stearns & Co. Inc.)
D-2                   Form of Deposit Account Control Agreement (AmSouth Bank Collateral Account)
D-3                   Form of Deposit Account Control Agreement (AmSouth Bank Demand Deposit Account)
E-1                   Form of Legal Opinion of Brobeck Phleger & Harrison LLP, New York and Delaware counsel to the Loan Parties
E-2                   Form of Legal Opinion of Wyatt Tarrant & Combs, Tennessee counsel to the Loan Parties

                  DEMAND LOAN AGREEMENT, dated as of June 15, 2000, among BLUESTAR COMMUNICATIONS GROUP, INC., a Delaware corporation (the "BORROWER"), and BEAR STEARNS CORPORATE LENDING INC., as lender (the "LENDER").

                  The parties hereto hereby agree as follows:

                                       SECTION 1.  DEFINITIONS

                  1.1 DEFINED TERMS. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this
Section 1.1.

                  "AFFILIATE": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "AGREEMENT": this Demand Loan Agreement, as amended, supplemented or otherwise modified from time to time.

                  "APPLICABLE MARGIN": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

         BASE RATE LOANS                                      EURODOLLAR LOANS
         ---------------                                      ----------------
             6.00%                                                 7.00%

                  "ASSIGNEE":  as defined in Section 8.6(c).

                  "BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the Prime Rate in effect on such day. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Citibank, N.A. in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Prime Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate.

                  "BASE RATE LOANS": Loans the rate of interest applicable to which is based upon the Base Rate.

                  "BOARD": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "BORROWER":  as defined in the preamble to this Agreement.

                  "BORROWING DATE": any Business Day specified by the Borrower as a date on which the Borrower requests the Lender to make Loans hereunder and on which all conditions precedent thereto have been satisfied.

                  "BORROWING NOTICE": a notice delivered to the Lender by the Borrower pursuant to Section 2.2 substantially in the form of Exhibit C specifying in addition to the requirements described in Section 2.2, the proposed use of the Loans to be borrowed, which shall be accompanied by a certificate of the Chief Financial Officer of the Borrower setting forth the then-current financial condition of the Borrower and such other financial and operational data as may be requested by the Lender and, in each case, demonstrating the absence of any event or condition which could reasonably be expected to have a Material Adverse Effect in reasonable detail and in form and substance satisfactory to the Lender.

                  "BUSINESS":  as defined in Section 4.16(b).

                  "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, PROVIDED, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "CAPITAL LEASE OBLIGATIONS": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "CASH COLLATERAL ACCOUNT":  as defined in Section 2.5.

                  "CASH EQUIVALENTS": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by the Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("MOODY'S"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of the Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by the Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "CLOSING DATE": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied.

                  "CODE": the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "DEMAND FACILITY": the obligation of the Lender to make Loans to the Borrower hereunder in an aggregate principal amount not to exceed $40,000,000.

                  "DEMAND FACILITY PERIOD": the period from and including the Closing Date to a date determined by the Lender in its sole discretion or the date which is the earliest of: (a) termination of the Demand Facility by the Lender, (b) the date of commencement by or against the Borrower or any of its subsidiaries of any bankruptcy proceedings, (c) the termination of the Merger Agreement in accordance with its terms, and (d) the consummation of the merger in accordance with the terms of the Merger Agreement, PROVIDED that in no event shall the Demand Facility Period extend past the date which is six months after the Closing Date.

                  "DEPOSIT ACCOUNT CONTROL AGREEMENTS": a collective reference to (i) the Deposit Account Control Agreement, dated as of June 21, 2000, between the Borrower, the Lender and Bear, Stearns & Co., Inc., substantially in the form of Exhibit D-1 (the "BEAR STEARS DEPOSIT ACCOUNT CONTROL AGREEMENT"), (ii) the Deposit Account Control Agreement, dated as of June 21, 2000, between the Borrower, the Lender and AmSouth Bank, Nashville, Tennessee, substantially in the form of Exhibit D-2 and (iii) the Deposit Account Control Agreement, dated as of June 21, 2000, between the Borrower, the Lender and AmSouth Bank, Nashville, Tennessee, substantially in the form of Exhibit D-3.

                  "DISPOSITION": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

                  "DOLLARS" and "$": dollars in lawful currency of the United States.

                  "DOMESTIC SUBSIDIARY": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

                  "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for one month deposits in Dollars commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "EURODOLLAR BASE RATE" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Lender.

                  "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                              --------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "EXISTING DEBT DOCUMENTS": the collective reference to all agreements related to Indebtedness (or unfunded commitments in respect thereof) of the Borrower as of the Closing Date, including all amendments, modifications and side letters relating thereto.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time.

                  "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "GUARANTEE AND COLLATERAL AGREEMENT": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                  "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "HEDGE AGREEMENTS": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, and (i) all obligations of the kind referred to in clauses
(a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

                  "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INSOLVENT":  pertaining to a condition of Insolvency.

                  "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "INTEREST PAYMENT DATE": (a) as to any Base Rate Loan, the last day of each calendar month to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan, the last day of such Interest Period, and (c) as to any Loan, the date of any repayment or prepayment made in respect thereof.

                  "INTEREST PERIOD": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one month thereafter; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one month thereafter; PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) the Borrower may not select an Interest Period that would extend beyond December 15, 2000;

                           (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "LENDER":  as defined in the preamble hereto.

                  "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "LOAN":  as defined in Section 2.1.

                  "LOAN DOCUMENTS":  this Agreement and the Security Documents.

                  "LOAN PARTIES": the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

                  "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, property, operations, condition (financial or otherwise), results of operations or prospects of the Borrower and its Subsidiaries taken as a whole, in light of the Borrower's circumstances as of the Closing Date or (b) the validity or enforceability of this Agreement or any of the other Loan
Documents or the rights or remedies of the Lender hereunder or thereunder.

                  "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "MERGER AGREEMENT": the Agreement and Plan of Merger and Reorganization, dated as of June 15, 2000, among Covad Communications Group, Inc., Covad Acquisition Corporation and BlueStar Communications Group, Inc., as the same may be amended or modified pursuant to Section 7.6.

                  "MULTIEMPLOYER PLAN": a Plan that is a Multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NON-EXCLUDED TAXES":  as defined in Section 3.7(a).

                  "NON-U.S. LENDER":  as defined in Section 3.7(d).

                  "OBLIGATIONS": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                  "OTHER TAXES": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "PARTICIPANT":  as defined in Section 8.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PLAN": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PRO FORMA BALANCE SHEET":  as defined in Section 4.1(a).

                  "PROJECTIONS":  as defined in Section 6.2(b).

                  "PROPERTIES":  as defined in Section 4.16(a).

                  "PROPERTY": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "PUT/CALL OPTION AGREEMENT": the Put/Call Option Agreement, dated as of June 15, 2000, between the Lender and Covad Communications
Group, Inc.

                  "REGULATION U": Regulation U of the Board as in effect from time to time.

                  "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.ss. 4043.

                  "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "RESPONSIBLE OFFICER": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement, the Deposit Account Control Agreements and all other security documents hereafter delivered to the Lender granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "SINGLE EMPLOYER PLAN": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "SOLVENT": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "SUBSIDIARY GUARANTOR":  each Subsidiary of the Borrower.

                  "TRANSFEREE":  any Assignee or Participant.

                  "TYPE": as to any Loan, its nature as an Base Rate Loan or a Eurodollar Loan.

                  "UNITED STATES":  the United States of America.

                  "UNDRAWN FACILITY FEE RATE":  1.5% per annum.

                  "WHOLLY OWNED SUBSIDIARY": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "WHOLLY OWNED SUBSIDIARY GUARANTOR": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                      SECTION 2.  AMOUNT AND TERMS OF DEMAND FACILITY

                  2.1 DEMAND FACILITY. Subject to the terms and conditions hereof, the Lender may, in its sole discretion, make Loans (each, a "LOAN") to the Borrower at any time and from time to time during the Demand Facility Period, in an aggregate amount not to exceed the amount of the Demand Facility. The Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Lender in accordance with Sections 2.2 and 3.2.

                  2.2 PROCEDURE FOR LOAN BORROWING. Subject to the Borrower's compliance with the terms and conditions hereof, the Borrower may request to borrow under the Demand Facility at any time and from time to time during the Demand Facility Period on any Borrowing Date, but in no event more than once every two weeks, PROVIDED that the Borrower shall deliver to the Lender an irrevocable Borrowing Notice (which notice must be received by the Lender prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date, (iii) in reasonable detail, the use of the proceeds of all prior borrowings and (iv) in reasonable detail, the intended uses of the requested borrowing, but in no event may the Borrower submit more than twelve Borrowing Notices. Each borrowing under the Demand Facility shall be in an amount equal to (x) in the case of Base Rate Loans, $100,000 or a whole multiple thereof (or, if the then Demand Facility is less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $500,000 or a whole multiple of $100,000 in excess thereof; PROVIDED that the aggregate amount of each borrowing shall not exceed $5,000,000. Not later than 12:00 Noon, New York City time, on the Borrowing Date the Lender shall deposit into the Cash Collateral Account an amount in immediately available funds equal to the requested Loan.

                  2.3 REPAYMENT OF LOANS. The Borrower unconditionally promises to pay to the Lender, the Loans on the earliest of: (a) demand by the Lender,
(b) the date of commencement by or against the Borrower or any of its subsidiaries of any bankruptcy proceedings, (c) the termination of the Merger Agreement in accordance with its terms, (d) the consummation of the merger pursuant to the terms of the Merger Agreement or (e) December 15, 2000.

                  2.4 UNDRAWN FACILITY FEES. The Borrower agrees to pay to the Lender a facility fee for the period from and including the date hereof to the last day of the Demand Facility Period, computed at the Undrawn Facility Fee Rate on the average daily amount of the unused amount of the Demand Facility then in effect during the period for which payment is made, payable in cash monthly in arrears on the last day of each calendar month.

                  2.5 CASH COLLATERAL ACCOUNT. (a) The Borrower shall establish and maintain a cash collateral account with the Lender, an affiliate of the Lender or a banking institution selected by the Lender (the "CASH COLLATERAL ACCOUNT") pursuant to the Bear Stearns Deposit Account Control Agreement. The Borrower shall deposit the proceeds of any borrowing in the Cash Collateral Account to be disbursed in accordance with the terms of the Bear Stearns Deposit Account Control Agreement.


                      SECTION 3. GENERAL PROVISIONS APPLICABLE TO LOANS
                  3.1 OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Lender at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; PROVIDED, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.8. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Amounts prepaid on account of the Loans may not be reborrowed.

                  3.2 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Lender at least two Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. Subject to the Borrower's compliance with the terms and conditions hereof, the Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Lender at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), PROVIDED that no Base Rate Loan may be converted into a Eurodollar Loan when the Lender has determined in its sole discretion not to permit such conversions.

                  (b) Subject to the Borrower's compliance with the terms and conditions hereof, any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Lender, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, PROVIDED that no Eurodollar Loan may be continued as such when the Lender of such Facility has determined in its sole discretion not to permit such continuations, and PROVIDED, FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

                  3.3 INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin; PROVIDED that the interest rate for any Eurodollar Loan shall not be less than 13.0%

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin; PROVIDED that the interest rate for any Base Rate Loan shall not be less than 13.0%

                  (c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due, such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section PLUS 2%, and (ii) if all or a portion of any interest payable on any Loan or any facility fee or other amount payable hereunder shall not be paid when due, such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans PLUS 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  3.4 COMPUTATION OF INTEREST AND FEES. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans, the interest thereon shall be calculated on the basis of a 365- day year for the actual days elapsed. The Lender shall as soon as practicable notify the Borrower of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Lender shall as soon as practicable notify the Borrower of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

                  3.5 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

                  (a) the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lender of making or maintaining its affected Loans during such Interest Period, the Lender shall give telecopy or telephonic notice thereof to the Borrower as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Lender, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

                  3.6 PAYMENTS. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Lender, at the office of the Lender set forth in Section 8.2, in Dollars and in immediately available funds. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  3.7 TAXES. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or Other Taxes are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to the Lender with respect to any Non-Excluded Taxes (i) that are attributable to the Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to the Lender at the time the Lender becomes a party to this Agreement, except to the extent that the Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

                  (d) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  3.8 INDEMNITY. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from any loss or expense that the Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of any Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement,
(b) default by the Borrower in making any prepayment of or conversion from any Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of any Loan on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) OVER (ii) the amount of interest (as reasonably determined by the Lender) that would have accrued on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by the Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  3.9 EVIDENCE OF DEBT. (a) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to the Lender resulting from each Loan from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time under this Agreement.

                  (b) The entries made in the accounts of the Lender maintained pursuant to Section 3.9(a) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of the Lender to maintain any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by the Lender in accordance with the terms of this Agreement.

                         SECTION 4.  REPRESENTATIONS AND WARRANTIES

                  To induce the Lender to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Lender that:

                  4.1 FINANCIAL CONDITION. (a) The unaudited PRO FORMA consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2000 (including the notes thereto) (the "PRO FORMA BALANCE SHEET"), copies of which have heretofore been furnished to the Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Closing Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a PRO FORMA basis the estimated financial position of Borrower and its consolidated Subsidiaries as at March 31, 2000, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of the Borrower and its consolidated subsidiaries as at December 31, 1997, December 31, 1998 and December 31, 1999, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Arthur Andersen LLP, present fairly the consolidated financial condition of the Borrower and its consolidated subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated subsidiaries as at March 31, 2000, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of the Borrower and its consolidated subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Except as set forth in Schedule 3.6 to the Merger Agreement, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 1999 to and including the date hereof there has been no Disposition by the Borrower or any of its Subsidiaries of any material part of its business or property.

                  4.2 NO CHANGE. Except as set forth on Schedule 3.5 to the Merger Agreement, since March 31, 2000, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Put/Call Option Agreement, the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have either (x) been obtained or made and are in full force and effect or (y) pursuant to Section 6.10, will be obtained or made and (ii) the filings referred to in Section 4.18. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.6 LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  4.7 NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.

                  4.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.1.

                  4.9 INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

                  4.10 TAXES. The Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  4.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  4.12 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  4.13 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  4.14 SUBSIDIARIES. Except as disclosed to the Lender by the Borrower in writing from time to time after the Closing Date, (a) Schedule 4.14 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

                  4.15 USE OF PROCEEDS. The proceeds of the Loans shall be used to finance the working capital needs of the Borrower as specified in each Borrowing Notice and to pay interest and fees under the Loans.

                  4.16 ENVIRONMENTAL MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                  (a) the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

                  (b) neither the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Borrower or any of its Subsidiaries (the "BUSINESS"), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

                  (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

                  (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

                  (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

                  (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

                  (g) neither the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

                  4.17 ACCURACY OF INFORMATION, ETC. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Lender, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and PRO FORMA financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lender that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties of the Borrower contained in the Merger Agreement are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Lender for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                  4.18 SECURITY DOCUMENTS. Each of the Security Agreements is effective to create in favor of the Lender a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Lender, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 4.18 in appropriate form are filed in the offices specified on Schedule 4.18, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any interest of other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted to encumber such Collateral by Section 7.1 or as described in Schedule
3.10 to the Merger Agreement). In the case of the Collateral described in the Deposit Account Control Agreements, upon receipt of such agreements, the Security Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in such Security Documents), in each case prior and superior in right to any interest of other Person (except Liens permitted to encumber such Collateral by Section 7.1).

                  4.19 SOLVENCY. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

                  4.20 CERTAIN DOCUMENTS. The Borrower has delivered to the Lender a complete and correct copy of the Merger Agreement and each Existing Debt Document, including any amendments, supplements or modifications with respect to any of the foregoing.

                  4.21 BLUESTAR NETWORKS OF VIRGINIA, INC. On the date hereof, BlueStar Networks of Virginia, Inc., a wholly-owned Subsidiary of the Borrower and a Subsidiary Guarantor does not own any assets (other than the CLEC license granted by the Virginia State Corporations Commission) and does have any liabilities (contingent or otherwise).

                  4.22 POST-CLOSING REQUIREMENTS. Within seven days after the Closing Date, the Borrower shall have provided to the Lender such tax certificates or other documentation as are necessary to complete the filings referred to in Section 4.18 in jurisdictions requiring tax certificates other than Tennessee.

                               SECTION 5.  CONDITIONS PRECEDENT

                  5.1 CONDITIONS TO INITIAL EXTENSION OF CREDIT. The agreement of the Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date (but in any event no later than June 15, 2000), of the following conditions precedent:

                  (a) LOAN AGREEMENT; SECURITY DOCUMENTS. The Lender shall have received (i) this Agreement, executed and delivered by the Borrower and the Lender, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor, (iii) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party and (iv) the Deposit Account Control Agreements executed by the parties thereto.

                  (b) PRO FORMA BALANCE SHEET; FINANCIAL STATEMENTS. The Lender shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of Borrower and its consolidated subsidiaries for the 1997, 1998 and 1999 fiscal years and (iii) unaudited interim consolidated financial statements of Borrower and its consolidated subsidiaries for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lender, reflect any material adverse change in the consolidated financial condition of Borrower and its consolidated subsidiaries, as reflected in the financial statements or projections.

                  (c) APPROVALS. All governmental and third party approvals (including landlords' and other consents) necessary in connection with the Put/Call Option Agreement, continuing operations of the Borrower and its Subsidiaries, this Agreement and the transactions contemplated hereby shall have been obtained and be in full force and effect, including, without limitation, consents from the holders of the Borrower's existing indebtedness and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

                  (d) LIEN SEARCHES. The Lender shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by Section 7.1 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Lender.

                  (e) FEES AND EXPENSES. The Lender shall have received (i) a fee in the amount of 1.25% of the aggregate Demand Facility on the Closing Date and (ii) all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Lender on or before the Closing Date.

                  (f) CLOSING CERTIFICATE. The Lender shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit B, with appropriate insertions and attachments.

                  (g) LEGAL OPINIONS. The Lender shall have received the following executed legal opinions:

                           (i) the legal opinion of Brobeck Phleger & Harrison
                  LLP, New York and Delaware counsel to the Loan Parties, substantially in the form of Exhibit E-1; and

                           (ii) the legal opinion of Wyatt Tarrant & Combs,
                  Tennessee counsel to the Loan Parties substantially in the form of Exhibit E-2.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Lender may reasonably require.

                  (h) PLEDGED STOCK; STOCK POWERS; PLEDGED NOTES. The Lender shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Lender pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

                  (i) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create in favor of the Lender a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.1), shall be in proper form for filing, registration or recordation.

                  (j) SOLVENCY CERTIFICATE. The Lender shall have received a solvency certificate of the Borrower, dated the Closing Date, executed by the Chief Financial Officer of the Borrower, in form and substance satisfactory to the Lender.

                  (k) INSURANCE. The Lender shall have received insurance certificates satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement.

                  (l) MERGER AGREEMENT. The Borrower shall have entered into the Merger Agreement on terms and conditions satisfactory to the Lender.

                  (m) PUT/CALL OPTION AGREEMENT. The Lender shall have received a duly executed Put/Call Option Agreement and copies of the closing documentation with respect thereto in form and substance satisfactory to it, including, officers' and secretary's certificates, with appropriate attachments, and legal opinions covering such matters as the Lender may reasonably request and all conditions precedent to the effectiveness thereof shall have been satisfied.

                  (n) EXISTING DEBT DOCUMENTS. The Lender shall have received certified copies of each of the Existing Debt Documents, and shall be satisfied that the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are respectively parties will not violate or conflict with any of the terms thereof.

                  5.2 CONDITIONS TO EACH EXTENSION OF CREDIT. In no event shall the Lender be required to make any extension of credit requested to be made by it on any date (including its initial extension of credit) unless the following conditions precedent are satisfied:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

                  (b) NO DEFAULT. No default or event of default under the Security Documents or any Contractual Obligation of the Borrower or any of its Subsidiaries shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) BORROWING NOTICE. The Lender shall have received a Borrowing Notice from the Borrower in accordance with Section 2.2.

                  (d) FEES. The Lender shall have received a fee equal to 1.75% of the amount of the Loans drawn on such borrowing date, payable in cash.

                  (e) CASH AND CASH EQUIVALENTS. The aggregate amount of Cash and Cash Equivalents of the Borrower and its Subsidiaries, taken as a whole, shall not exceed $5,000,000.

                  (f) EXPENDITURES; USE OF PROCEEDS. The Borrower shall not have made any expenditures since its last Borrowing Notice, except as described in its last Borrowing Notice. The proceeds of all prior borrowings shall have been used as described in prior Borrowing Notices.

                               SECTION 6.  AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Demand Facility remains in effect or any Loan or other amount is owing to the Lender hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

                  6.1  FINANCIAL STATEMENTS.  Furnish to the Lender:

                  (a as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing;

                  (b as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

                  (c as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2  CERTIFICATES; OTHER INFORMATION.  Furnish to the Lender:

                  (a concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any default or event of default under any Contractual Obligation of the Borrower or its Subsidiaries except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, or (x) to the extent not previously disclosed to the Lender, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (x) (or, in the case of the first such list so delivered, since the Closing Date);

                  (b as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "PROJECTIONS"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (c within 45 days after the end of each fiscal quarter of the Borrower and 90 days after the end of each fiscal year, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter or fiscal year, as the case may be, and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, or for such fiscal year, as the case may be, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

                  (d as soon as available, but not later than the business day after the end of any week, accounts receivable aging reports, expenditures, cash balances, customer data, projected cash usage for current week;

                  (e   daily financial information of the Borrower and its
         subsidiaries in form and substance as
         requested by the Lender;

                  (f no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Merger Agreement;

                  (g within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; and

                  (h promptly, such additional financial and other information as the Lender may from time to time reasonably request.

                  6.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  6.4 MAINTENANCE OF EXISTENCE; COMPLIANCE. (a)(i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.1 and except, in the case of clause
(ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  6.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its

Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                  6.7  NOTICES.  Promptly give notice to the Lender of:

                  (a) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (b) any litigation or proceeding affecting the Borrower or any of its Subsidiaries (i) in which the amount involved is $1,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

                  (c) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
         (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                  (d) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  6.8 ENVIRONMENTAL LAWS. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  6.9 ADDITIONAL COLLATERAL, ETC. (a) With respect to any property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any property described in paragraph (b) below or (y) any property subject to a Lien expressly permitted by Section 7.1) as to which the Lender, does not have a perfected Lien, promptly (i) execute and deliver to the Lender such amendments to the Guarantee and Collateral Agreement or such other documents as the Lender deems necessary or advisable to grant to the Lender, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Lender, a perfected first priority security interest in such property, including the filing of

Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Lender.

                  (b) With respect to either BlueStar Networks, Inc. or any new Subsidiary created or acquired after the Closing Date by the Borrower any of its Subsidiaries, promptly (i) execute and deliver to the Lender such amendments to the Guarantee and Collateral Agreement as the Lender deems necessary or advisable to grant to the Lender a perfected first priority security interest in the Capital Stock of BlueStar Networks, Inc. or such new Subsidiary, as the case may be, that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Lender the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause BlueStar Networks, Inc. or such new Subsidiary, as the case may be, (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or advisable to grant to the Lender a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Lender and (C) to deliver to the Lender a certificate of such Subsidiary, substantially in the form of Exhibit B, with appropriate insertions and attachments, and (iv) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender.

                  6.10 BLUESTAR NETWORKS, INC. The Borrower shall, within 5 Business Days of the Closing Date, have filed applications with the appropriate Governmental Authority to receive each of the consents listed on Schedule 4.4.

                  6.11 BLUESTAR COMMUNICATIONS OF THE SOUTHEAST, INC. The Borrower shall, within 5 Business Days of the Closing Date, have paid all fees necessary and filed with the Secretary of State of the State of Tennessee all documents necessary to dissolve BlueStar Communications of the Southeast, Inc.

                                  SECTION 7.  NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Demand Facility remains in effect or any Loan or other amount is owing to the Lender hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1 MERGER AGREEMENT COVENANTS. Fail to observe or comply with any of the covenants set forth in Sections 5.1 and 5.2 of the Merger Agreement, which covenants are incorporated herein MUTATIS MUTANDIS as in effect on the date hereof.

                  7.2 FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

                  (a any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (PROVIDED that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (PROVIDED that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation);

                  (b   any Subsidiary of the Borrower may Dispose of any or all
         of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor;

                  (c   the merger pursuant to the Merger Agreement may be
         consummated in accordance with the terms thereof.

                  7.3 OPTIONAL PAYMENTS AND MODIFICATIONS OF CERTAIN DEBT INSTRUMENTS. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Indebtedness of the Borrower or any of its Subsidiaries or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Existing Debt Documents (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee).

                  7.4 TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

                  7.5 NEGATIVE PLEDGE CLAUSES. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

                  7.6 AMENDMENTS TO MERGER AGREEMENT. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Merger Agreement.

                  7.7 CASH AND CASH EQUIVALENTS. At any time, permit the aggregate amount of Cash or Cash Equivalents of the Borrower and its Subsidiaries, taken as a whole, to exceed $5,000,000.

                  7.8 BLUESTAR NETWORKS OF VIRGINIA, INC. Fail to own all of the outstanding capital stock of BlueStar Networks of Virginia, Inc. or permit BlueStar Networks of Virginia, Inc. to have any operations, hold any assets (other than the CLEC license granted by the Virginia State Corporations Commission) and or incur any liabilities (contingent or otherwise).


                                   SECTION 8.  MISCELLANEOUS

                  8.1 AMENDMENTS AND WAIVERS. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except by a written instrument signed by all parties hereto.

                  8.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Lender, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:                               801 Crescent Centre Drive
                                                     Suite 600
                                                     5 Corporate Centre
                                                     Franklin, TN 37067
                                                     Attention:  Norton Cutler, General Counsel
                                                     Telecopy:  (615) 346-3875
                                                     Telephone:  (615) 346-3848

         The Lender:                                 Bear Stearns Corporate Lending Inc.
                                                     245 Park Avenue
                                                     New York, NY  10167
                                                     Attention: Victor Bulzacchelli
                                                     Telecopy:  (212) 272-4844
                                                     Telephone:  (212) 272-3042

         with a copy to:                             Attention:  Gloria Dombrowski
                                                     Telecopy:  (212) 272-4844
                                                     Telephone:  (212) 272-6043

         with a copy to:                             Attention:  James Crystal
                                                     Telecopy:  (212) 272-5393
                                                     Telephone:  (212) 272-6958

PROVIDED that any notice, request or demand to or upon the Lender shall not be effective until received.

                  8.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  8.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  8.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Lender for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents, the Put/Call Option Agreement and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Lender and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing
Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Lender shall deem appropriate, (b) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents, the Put/Call Option Agreement and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Lender, (c) to pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold the Lender and its respective officers, directors, employees, affiliates, agents and controlling persons (each, an "INDEMNITEE") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 8.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this
Section 8.5 shall be submitted to Attention: Norton Cutler, General Counsel (Telephone No. (615) 346-3848) (Telecopy No. (615) 346-3875) at the address of the Borrower set forth in Section 8.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Lender. The agreements in this Section 8.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  8.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

                  (b The Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "PARTICIPANT") participating interests in any Loan owing to the Lender, a portion of the Demand Facility of the Lender or any other interest of the Lender hereunder and under the other Loan Documents. In the event of any such sale by the Lender of a participating interest to a Participant, the Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this

Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as the Lender under this Agreement. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 3.7 and 3.8 with respect to its participation in the Demand Facility and the Loans outstanding from time to time as if it was the Lender; PROVIDED that, in the case of Section 3.7, such Participant shall have complied with the requirements of said Section and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c The Lender may, in accordance with applicable law, at any time and from time to time assign to any affiliate of the Lender, to an additional bank, financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Loan Documents. Upon the execution and delivery of an assignment and acceptance by the Lender and the Assignee (an "ASSIGNMENT AND ACCEPTANCE"), from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of the Lender hereunder with respect to the Demand Facility and/or Loans as set forth therein, and (y) the Lender shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the Lender's rights and obligations under this Agreement, the Lender shall cease to be a party hereto). The Borrower acknowledges that the Lender may at any time assign all of its interests in the Loans, this Agreement and the other Loan Documents.

                  8.7 SET-OFF. In addition to any rights and remedies of the Lender provided by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any branch or agency thereof to or for the credit or the account of the Borrower. The Lender agrees promptly to notify the Borrower after any such setoff and application made by the Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

                  8.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Lender.

                  8.9 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  8.10 INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the Borrower and the Lender with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  8.11 GOVERNING LAWS. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  8.12 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

                  (a submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 11.2 or at such other address of which the Lender shall have been notified pursuant thereto;

                  (d agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  8.13  ACKNOWLEDGMENTS.  The Borrower hereby acknowledges that:

                  (a   it has been advised by counsel in the negotiation,
execution and delivery of this Agreement and the other Loan Documents;

                  (b the Lender does not have any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Lender, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Borrower and the Lender.

                  8.14 RELEASES OF GUARANTEES AND LIENS. At such time as the Loans and the other obligations under the Loan Documents (other than obligations under or in respect of Hedge Agreements) shall have been paid in full, and the Demand Facility has been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Lender and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

                  8.15 CONFIDENTIALITY. The Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; PROVIDED that nothing herein shall prevent the Lender from disclosing any such information (a) to any affiliate of the Lender, (b) to any actual or prospective Transferee or Hedge Agreement counterparty that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about the Lender's investment portfolio in connection with ratings issued with respect to the Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document or (j) to any party to the Merger Agreement.

                  8.16 WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       BLUESTAR COMMUNICATIONS GROUP, INC.,
                                        as Borrower

                                       By: /s/ Robert E. Dupuis
                                          --------------------------------------
                                          Name: Robert E. Dupuis
                                          Title: Chief Executive Officer

                                       BEAR STEARNS CORPORATE LENDING INC.,
                                        as Lender

                                       By: /s/ Keith C. Barnish
                                          --------------------------------------
                                          Name: Keith C. Barnish
                                          Title: Senior Managing Director

                                                                    SCHEDULE 4.4
                                                               TO LOAN AGREEMENT


                  CONSENTS, AUTHORIZATIONS, FILINGS and NOTICES

BLUESTAR NETWORKS, INC.

Consent by the public utility commission of the following states:

Florida
Kentucky
Georgia
Tennessee
North Carolina
South Carolina
Alabama
Louisiana
Mississippi

                                                                   SCHEDULE 4.14
                                                               TO LOAN AGREEMENT


                                  SUBSIDIARIES

NAME                                                 STATE OF INCORPORATION
--------------------------------------------------------------------------------

BlueStar Networks, Inc.                              Tennessee
BlueStar Communications, Inc.                        Tennessee
BlueStar Communications of the Southeast, Inc.       Tennessee
BlueStar Networks of Virginia, Inc.                  Virginia

                                                                   SCHEDULE 4.18
                                                               TO LOAN AGREEMENT


                            UCC FILING JURISDICTIONS

----------------------------------------------------------- -------------------------------------
NAME                                                        JURISDICTION
----------------------------------------------------------- -------------------------------------
BlueStar Networks, Inc. (1)                                 TN SOS
----------------------------------------------------------- -------------------------------------
BlueStar Communications, Inc.                               AL SOS
                                                            FL SOS
                                                            GA - Chatham County
                                                            KY SOS
                                                            KY - Fayette County
                                                            KY - Jefferson County
                                                            LA - Bossier Parish
                                                            LA - Caddo Parish
                                                            LA - East Baton Rouge Parish
                                                            LA - Jefferson Parish
                                                            MS SOS
                                                            MS - Hinds County
                                                            NC SOS
                                                            NC - Guilford County
                                                            NC - Mecklenburg County
                                                            NC - Wake County
                                                            SC SOS
                                                            TN SOS
----------------------------------------------------------- --------------------------------------------------------
BlueStar Communications of the Southeast, Inc.              FL SOS
                                                            TN SOS
----------------------------------------------------------- --------------------------------------------------------
BlueStar Networks of Virginia, Inc.                         TN SOS
                                                            VA SOS
----------------------------------------------------------- --------------------------------------------------------
BlueStar Communications Group, Inc.                         DE SOS
                                                            TN SOS
----------------------------------------------------------- --------------------------------------------------------

----------------------------------

          (1) Filings for BlueStar Networks, Inc. will not be made until the consents listed in Schedule 4.4 have been obtained.